                                                                    EXHIBIT 4.18

CROSS REFERENCES:

LAFAYETTE COUNTY, MS - BOOK 628, PAGE 529; AND ___________
QUITMAN COUNTY, MS - BOOK 196, PAGE 834; AND  ___________
TUNICA COUNTY, MS - BOOK 136, PAGE 343; AND___________
PANOLA COUNTY, SECOND JUDICIAL DISTRICT, MS -
   BOOK 617, PAGE 669; AND _____________
TATE COUNTY, MS - BOOK 411, PAGE 646; AND ____________
MARSHALL COUNTY, MS - BOOK 195, PAGE 622; AND  ____________
COAHOMA COUNTY, MS - __________; AND _________

LOAN NO. T0310
LOAN NO. T0347



               SECOND AMENDMENT AND SUPPLEMENT TO DEED OF TRUST,

                     SECURITY AGREEMENT, AND FIXTURE FILING

                                      FROM

                   MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY

                                       TO

                             KAREN HAWKINS, TRUSTEE

                                      FOR

                                  COBANK, ACB
                 (FORMERLY KNOWN AS NATIONAL BANK FOR COOPERATIVES)

       This instrument was prepared by, and after recording should be returned to, Peter A. Fozzard, Esq., Sutherland, Asbill & Brennan, 999 Peachtree Street, Atlanta, Georgia 30309, telephone (404) 853-8000.

       This instrument, in addition to being a deed of trust on real property, is a financing statement for goods that are or are to become fixtures related to the real estate described herein, and should be appropriately indexed. Mississippi One Cellular Telephone Company is the record lessee of the real estate.

       This instrument secures a line of credit used primarily for business, commercial or agricultural purposes.

       These cover sheets are a part of this instrument and should be recorded with it.

       Indexing Instruction:  This instrument affects land located as follows:

       Lafayette County     -      NE 1/4 of Section 25, Township 8 South,
                                   Range 4 West and SW 1/4 of Section 32,
                                   Township 8 South, Range 3 West

       Quitman County       -      SE 1/4 of Section 7, Township 27 North,
                                   Range 2 West

       Tunica County        -      SW 1/4 of Section 5, Township 4 South, Range
                                   11 West

       Panola County        -      SW 1/4 of Section 27, Township 9 South,
       2d Judicial District        Range 7 West

       Tate County          -      NE 1/4 of Section 16, Township 6 South,
                                   Range 7 West

       Marshall County      -      SW 1/4 of Section 33, Township 3 South,
                                   Range 2 West

       Coahoma County       -      NE 1/4 of Section 7, Township 30 North,
                                   Range 3 West

Second Amendment to Deed of Trust/Mississippi One
Loan No. T0310
Loan No. T0347



         SECOND AMENDMENT AND SUPPLEMENT TO DEED OF TRUST, SECURITY
                        AGREEMENT, AND FIXTURE FILING


       THIS SECOND AMENDMENT AND SUPPLEMENT TO DEED OF TRUST, SECURITY AGREEMENT, AND FIXTURE FILING (this "Second Amendment") is made and entered into as of July 1, 1996, by and between MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY, a Louisiana corporation (the "Grantor") and COBANK, ACB, a national banking association (formerly known as National Bank for Cooperatives; the "Beneficiary"), having an address at 200 Galleria Parkway, Suite 1900, Atlanta, Georgia 30339.

                                   RECITALS:

       WHEREAS, CTC Financial, Inc. (the "Borrower") and the Beneficiary entered into that certain Amended and Restated Loan Agreement, dated as of May 15, 1996 (the "Amended and Restated Loan Agreement"), which amended and restated that certain Loan Agreement, dated as of September 27, 1994; and

       WHEREAS, as security for the Borrower's obligations under the Amended and Restated Loan Agreement, the Grantor executed and delivered that certain Deed of Trust, Security Agreement and Fixture Filing, dated September 27, 1994, as amended by that certain First Amendment and Supplement to Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 1996 (the "First Amendment"; the Deed of Trust as amended by the First Amendment, the "Deed of Trust"), pursuant to which the Grantor granted to the Beneficiary a first priority security interest and lien on the real property described therein; and

       WHEREAS, the Borrower and the Beneficiary are entering into that certain First Amendment and Supplement to Amended and Restated Loan Agreement, dated as of even date herewith, amending the Amended and Restated Loan Agreement (the "First Amendment to Loan Agreement"); and

       WHEREAS, as an inducement to the Beneficiary to enter into the First Amendment to Loan Agreement and to make the loan provided for therein, the Grantor has agreed to amend the Deed of Trust as herein provided;

       NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein and intending to be legally bound hereby, the Grantor hereby agrees with the Beneficiary as follows:

Second Amendment to Deed of Trust/Mississippi One
Loan No. T0310
Loan No. T0347



       SECTION 1. DEFINITIONS. Capitalized terms, when used in this Second Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Deed of Trust.

       SECTION 2. THE "BACKGROUND STATEMENT" on pages 1 and 2 of the Deed of Trust is hereby amended and restated to read in its entirety as follows:

                              BACKGROUND STATEMENT

              "The Borrower and the Beneficiary previously entered into that certain Loan Agreement, dated as of September 27, 1994 (the "Original Loan Agreement"), pursuant to which the Beneficiary agreed to loan to the Borrower up to $3,800,000. The Borrower's obligation to repay amounts advanced under the Original Loan Agreement is evidenced by a Promissory Note dated September 27, 1994, made by the Borrower in favor of the Beneficiary, having a final maturity date of December 20, 2002 (the "Original CoBank Note"). The proceeds of such loan were reloaned by the Borrower to the Grantor for the purposes set forth in the Original Loan Agreement. Such reloan is evidenced by that certain Promissory Note dated September 27, 1994, made by the Grantor in favor of the Borrower in the original principal amount of $3,800,000 and having a final maturity date of December 20, 2002 (the "Original Note"), which Original Note has been assigned to the Beneficiary. As a condition to the Beneficiary's obligation to advance funds under the Original Loan Agreement, the Grantor executed and delivered that certain Continuing Guaranty, dated as of September 27, 1994, in favor of the Beneficiary (the "Original Guaranty"), guaranteeing the "Obligations" (as defined in the Original Guaranty). As a further condition to the obligation of the Beneficiary to advance funds under the Original Loan Agreement, the Grantor executed and delivered that certain Security Agreement, dated as of September 27, 1994, in favor of the Beneficiary (the "Security Agreement") and this Deed of Trust to secure the Grantor's performance under the Original Guaranty and under the Original Note and to secure the Original CoBank Note.

              The Borrower and the Beneficiary later entered into that certain Amended and Restated Loan Agreement, dated as of May 15, 1996 (the "Amended and Restated Loan Agreement"), pursuant to which the Original Loan Agreement was amended and restated to increase the availability of the loan thereunder to $17,400,000, and have now entered into that certain First Amendment and Supplement to Amended and Restated Loan Agreement, dated of even date herewith (the "First Amendment to Loan Agreement"; the Amended and Restated Loan Agreement as amended by the First Amendment to Loan Agreement, and as may hereafter be amended, supplemented, extended or restated from time to time, the "Mississippi One Loan Agreement"), pursuant to which the Amended and Restated Loan Agreement was amended to increase the availability of the loan thereunder to $32,400,000. The Borrower's obligation to repay amounts advanced under

Second Amendment to Deed of Trust/Mississippi One
Loan No. T0310
Loan No. T0347


       the Mississippi One Loan Agreement is evidenced by that certain Second Amended and Restated Promissory Note dated of even date herewith, made by the Borrower in favor of the Beneficiary, having a final maturity date of December 20, 2003 and amending and restating the Original CoBank Note (said promissory note, as amended and the same hereafter may be amended, modified, supplemented, extended or restated from time to time, is hereinafter referred to as the "Amended CoBank Note"). The proceeds of such loan are to be reloaned by the Borrower to the Grantor for the purposes set forth in the Mississippi One Loan Agreement. Such reloan is evidenced by that certain Second Amended and Restated Promissory Note, dated July 1, 1996, made by the Grantor in favor of the Borrower in the original principal amount of $32,400,000 and having a final maturity date of December 20, 2003 and amending and restating the Original Note (said promissory note, as the same may be amended, modified, supplemented, extended or restated from time to time is hereinafter referred to as the "Mississippi One Note"), which Mississippi One Note has been assigned to the Beneficiary. The Borrower and the Beneficiary have also entered into that certain Loan Agreement, dated as of May 15, 1996 (the "Mercury Loan Agreement"), pursuant to which the Beneficiary agreed to loan the Borrower up to $5,000,000. The Borrower's obligation to repay amounts advanced under the Mercury Loan Agreement is evidenced by a Promissory Note dated May 15, 1996, made by the Borrower in favor of the Beneficiary, having a final maturity date as provided in the Mercury Loan Agreement (said promissory note, as the same may be amended, modified, supplemented, extended or restated from time to time is hereinafter referred to as the "CoBank Note"). The proceeds of such loan are to be reloaned by the Borrower to Mercury, Inc. ("Mercury") for the purposes set forth in the Mercury Loan Agreement. Such reloan is evidenced by that certain Promissory Note, dated May 15, 1996, made by Mercury in favor of the Borrower in the original principal amount of $5,000,000 and having a final maturity date as provided in the Mercury Loan Agreement (said promissory note, as the same may be amended, modified, supplemented, extended or restated from time to time is hereinafter referred to as the "Mercury Note"), which Mercury Note has been assigned to the Beneficiary.

              As conditions to the Beneficiary's obligation to advance funds under the Mississippi One Loan Agreement and the Mercury Loan Agreement:
       (a) the Grantor has executed and delivered that certain Amended and Restated Continuing Guaranty, dated as of May 15, 1996, in favor of the Beneficiary, as amended by that certain First Amendment and Supplement to Amended and Restated Continuing Guaranty, dated as of July 1, 1996 (said guaranty, as so amended and as the same may be amended, modified, supplemented, extended, or restated from time to time is hereinafter referred to as the "Mississippi One Guaranty"), guaranteeing the "Obligations" (as defined in the Mississippi One Guaranty); and (b) Mercury has executed and delivered that certain Continuing Guaranty, dated as of May 15, 1996, in favor of the Beneficiary, as amended by that certain First Amendment

Second Amendment to Deed of Trust/Mississippi One
Loan No. T0310
Loan No. T0347


       and Supplement to Continuing Guaranty, dated as of July 1, 1996 (said guaranty, as so amended and as the same may be amended, modified, supplemented, extended, or restated from time to time is hereinafter referred to as the "Mercury Guaranty"), guaranteeing the "Obligations" (as defined in the Mercury Guaranty). As a further condition to the Beneficiary's obligations to advance funds under the Mississippi One Loan Agreement and the Mercury Loan Agreement, the Grantor has executed and delivered that certain First Amendment and Supplement to Security Agreement, dated as of May 15, 1996, and that certain Second Amendment and Supplement to Security Agreement, dated as of July 1, 1996 (the Security Agreement, as so amended, and as the same may be amended, modified, supplemented, extended or restated from time to time, the "Amended Security Agreement") and this Deed of Trust to secure the Grantor's performance under the Mississippi One Guaranty and the Mississippi One Note, and to secure the Mercury Guaranty, the Mercury Note, the Amended CoBank Note and the CoBank Note.

              The Mississippi One Loan Agreement, the Mercury Loan Agreement, the Amended Security Agreement, the Mississippi One Guaranty, the Mercury Guaranty, the Mississippi One Note, the Amended CoBank Note, the Mercury Note and the CoBank Note, this Deed of Trust, and all other instruments evidencing, securing or otherwise relating to the indebtedness and obligations hereinabove described are hereinafter referred to as the "Loan Documents."

       SECTION 3. All references in the Deed of Trust to this "Deed of Trust" shall hereafter be to the Deed of Trust as amended by this Second Amendment.

       SECTION 4. After giving effect to the amendments to and restatement of the Deed of Trust set forth in this Second Amendment, the representations and warranties of the Grantor set forth in the Deed of Trust are true and correct as of the date hereof as if made on the date hereof.

       SECTION 5. It is the intention of the parties hereto that this Second Amendment shall not constitute a novation and shall in no way adversely affect or impair (i) the validity of the Loan Documents or (ii) the validity or priority of the security interest created by the Deed of Trust, it being the intention of the parties hereto merely to amend and restate the Deed of Trust as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Deed of Trust shall remain in full force and effect and are hereby ratified and confirmed by the Grantor.

Second Amendment to Deed of Trust/Mississippi One
Loan No. T0310
Loan No. T0347


       SECTION 6. This Second Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       SECTION 7. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Mississippi, without reference to choice of law doctrine.

       IN WITNESS WHEREOF, the Grantor and the Beneficiary, acting by and through their duly authorized officers, have executed this instrument on the date below their respective signatures, but effective on May 15, 1996.


                                    MISSISSIPPI ONE CELLULAR
                                    TELEPHONE COMPANY


                                    By: /s/ THOMAS G. HENNING
                                       ---------------------------------------
                                       Name: Thomas G. Henning
                                            ----------------------------------
                                       Title: President
                                             ---------------------------------

                                       Date: July 1, 1996
                                            ----------------------------------


                                    COBANK, ACB


                                    By: /s/ MARY KAY DEERING
                                       ---------------------------------------
                                       Name: Mary Kay Deering
                                            ----------------------------------
                                       Title: Vice President
                                             ---------------------------------

                                       Date: July 2, 1996
                                            ----------------------------------

Second Amendment to Deed of Trust/Mississippi One
Loan No. T0310
Loan No. T0347




STATE OF LOUISIANA   )
                     )
PARISH OF CALCASIEU  )


       PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the jurisdiction aforesaid, the within named Thomas G. Henning, who acknowledged that s/he is the President of Mississippi One Cellular Telephone Company, a Louisiana corporation, and that for and on behalf of said Mississippi One Cellular Telephone Company and as its act and deed, s/he signed and delivered the above and foregoing instrument of writing on the day and in the year therein mentioned, after first having been duly authorized to do so.

       WITNESS my hand and official seal in the county and state last aforesaid, this 1st day of July, 1996.


                                    /s/ SANDRA DIAZ
                                    ------------------------------------------
                                    Notary Public

                                    My commission expires: lifetime commission
                                                           -------------------


                                    [NOTARIAL SEAL]

Second Amendment to Deed of Trust/Mississippi One
Loan No. T0310
Loan No. T0347





STATE OF GEORGIA     )
                     )
COUNTY OF FULTON     )


       PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the jurisdiction aforesaid, the within named Mary Kay Deering, who acknowledged that s/he is the Vice President of CoBank, ACB (formerly known as National Bank for Cooperatives), a federally chartered bank, and that for and on behalf of said bank and as its act and deed, s/he signed and delivered the above and foregoing instrument of writing on the day and in the year therein mentioned, after first having been duly authorized to do so.

       WITNESS my hand and official seal in the county and state last aforesaid, this 2nd day of July 1996.


                                    /s/ MARIANE R. HOWELL
                                    ------------------------------------------
                                    Notary Public

                                    My commission expires: April 25, 1999
                                                           -------------------


                                    [NOTARIAL SEAL]